                                                                     EXHIBIT 1.2


                               __________ Shares*

                        AMERICAN PHYSICIANS CAPITAL, INC.
                            (a Michigan corporation)

                                  Common Stock
                                 (no par value)

                             UNDERWRITING AGREEMENT

                            __________________, 2000



ABN AMRO INCORPORATED
[Name(s) of Co-Manager(s)]
As Representatives of the
  several Underwriters named
  in Schedule I hereto
c/o ABN AMRO Incorporated
1290 Avenue of the Americas
New York, New York 10104-0101

Ladies and Gentlemen:

         Pursuant to the terms of this Agreement, American Physicians Capital, Inc., a Michigan corporation (the "Company") proposes, subject to the terms and conditions set forth herein, to issue and sell an aggregate of _____________ shares of Common Stock, no par value per share (the "Common Stock"), of the Company to the several underwriters named in Schedule I hereto (collectively, the "Underwriters"). The Company has agreed to sell to the several Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional ____________ shares of Common Stock. The aggregate of ___________ shares to be sold by the Company are herein called the "Firm Shares" and the aggregate of ___________ additional shares to be sold by the Company are herein called the "Additional Shares." The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." ABN AMRO Incorporated and ________________ are acting individually and as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

         The Company was formed in connection with a Plan of Conversion dated June 28, 2000 (together with any amendments thereto, the "Plan of Conversion"), pursuant to which Mutual Insurance Corporation of America, a Michigan mutual insurance company ("MICOA"), is converting from a mutual insurance company to stock company form (the "Conversion"). Upon consummation of the Conversion, the Company will become the holding company for MICOA

--------------
* Plus an option to purchase up to ________ Additional Shares to cover over-allotments.


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and its subsidiaries. Contemporaneously with the offer and sale of the Shares, the Company is offering shares of its Common Stock in (i) a subscription offering (the "Subscription Offering") pursuant to nontransferable subscription rights being granted to eligible policyholders of MICOA and to certain officers and directors of the Company and MICOA, all on the terms and subject to the conditions set forth in Article V of the Plan of Conversion, and (ii) a "best efforts" underwritten offering (the "Best Efforts Offering," and together with the Subscription Offering, the "Subscription and Best Efforts Offerings") which is being made to certain members of the general public as described in Section
6.1 of the Plan of Conversion, all on the terms and subject to the conditions set forth in the Plan of Conversion.

         Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representatives shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company is advised by the Representatives that the Underwriters have agreed to make a public offering of their respective portions of the Shares as soon after the Registration Statement has become effective and the Pricing Agreement has been executed as in the judgment of the Representatives is advisable and to first offer the Shares upon the terms set forth in the Prospectus.

         The Company, MICOA, the Representatives and the other Underwriters hereby agree to the following matters with respect to the purchase and sale of the Shares:

SECTION 1. REPRESENTATIONS AND WARRANTIES. (a) The Company and MICOA jointly and severally represent and warrant to the Underwriters as set forth in this Section
1. Unless the context otherwise requires, references in this Agreement to "Subsidiaries" refers to MICOA and each of its direct and indirect majority owned corporations and limited liability companies which will be direct or indirect subsidiaries of the Company immediately after the Effective Date.

                        (i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-41136), including a preliminary prospectus, relating to the Shares and certain amendments thereto, which registration statement has been declared effective. The Company will next file with the Commission one of the following: (A) a post-effective amendment to such registration statement containing the form of final prospectus, (B) a final prospectus in accordance with Rules 430A and 424(b) under the Act, or
         (C) a term sheet ("Term Sheet') as described in and in accordance with Rules 434 and 424(b) under the Act. As filed, the final prospectus, if one is used, or the Term Sheet and the latest Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information (as defined below). There have been or will promptly be delivered to you three signed



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         copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus or Term Sheet, if a Term Sheet is used, for each of the Underwriters. The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A and, if a Term Sheet is used, shall also include all information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 434; provided, further, that if the Company files a registration statement under the Act to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 333-41136) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The term "Preliminary Prospectus" as used in this Agreement shall mean any preliminary prospectus relating to the Shares filed with the Commission under the Act and the rules and regulations thereunder, including any preliminary prospectus included in the Registration Statement at the time it becomes effective or at any time thereafter that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean: (X) the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act; (Y) if a Term Sheet is not used and no filing pursuant to Rule 424(b) under the Act is required, the form of final prospectus included in the Registration Statement at the time the Registration Statement becomes effective; or
         (Z) if a Term Sheet is used in lieu of a prospectus, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act, together with the latest Preliminary Prospectus included in the Registration Statement at the time it becomes effective (such Term Sheet and Preliminary Prospectus are sometimes collectively referred to herein as the "Rule 434 Prospectus"). The term "Rule 430A Information" as used in this Agreement shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A under the Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

                        (ii) Neither the Commission nor any other court or other governmental agency or body has issued any order preventing or suspending the use of the Preliminary Prospectus, and each Preliminary Prospectus complied in all material respects when so filed with the requirements of the Act (except to the extent that, in conformity with the Act, such Preliminary Prospectus is subject to completion).

                        (iii) The Registration Statement in the form in which it became effective and also in such form as it may be when the Pricing Agreement is executed or any post-



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         effective amendment to the Registration Statement shall become effective, and the Prospectus when and in the form last filed with the Commission as part of the Registration Statement prior to or after effectiveness or, if applicable, first filed pursuant to Rule 424(b) under the Act, and when any supplement or amendment thereto is filed with the Commission, each will comply in all material respects with the requirements of the Act, will not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives specifically for use in the Registration Statement.

                        (iv) There is no contract or other document of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                        (v) The accountants who have expressed their opinions with respect to certain of the financial statements of the Company included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act.

                        (vi) The consolidated financial statements, together with the notes thereto, of the Company included in the Registration Statement and the Prospectus comply in all material respects with the Act and present fairly the consolidated financial position of the Company as of the dates indicated, and the consolidated results of operations, cash flows and changes in financial position of the Company for the periods specified; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved except to the extent disclosed therein. The pro forma financial statements and other pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

                        (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except in any such case in which the failure to so qualify or be in good standing would not have a material adverse effect upon the business of the Company and



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         its Subsidiaries, taken as a whole; and no proceeding of which the
         Company or MICOA has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                        (viii) MICOA has been duly organized and is validly existing as a mutual insurance company in good standing under the laws of the State of Michigan, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. MICOA is duly qualified to do business as a foreign insurer and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except in any such case in which the failure to so qualify or be in good standing would not have a material adverse effect upon the business of the Company and its Subsidiaries, taken as a whole; and no proceeding of which the Company or MICOA has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Immediately following the Effective Date (as hereinafter defined), MICOA will be duly organized and validly existing as a stock insurance company in good standing under the laws of the State of Michigan.

                        (ix) Except for SURF (Barbados) Ltd., which would require governmental approval to commence operations, and except as disclosed in the Registration Statement and Prospectus, each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. Each of the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except in any such case in which the failure to so qualify or be in good standing would not have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole. Except for the capital stock of the Subsidiaries and except as otherwise described in the Prospectus, the Company does not own any capital stock of, or other securities evidencing an equity interest in, any corporation, partnership or other entity (other than minority interests in real property partnerships or limited liability companies). All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and except as described in the Prospectus, are directly or indirectly owned by MICOA (other than preferred stock issued by MICOA Indemnity (Bermuda) Ltd. in the ordinary course of its business), free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Subsidiaries.

                        (x) The Company has an authorized and outstanding capitalization as set forth in the Prospectus and the Shares conform to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly



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         authorized, validly issued and are fully paid and non-assessable and free of preemptive or other similar rights and there are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock, except as set forth in the Prospectus.

                        (xi) The Shares to be sold by the Company pursuant to this Agreement and the Pricing Agreement have been duly authorized and, when issued and paid for in accordance with this Agreement and the Pricing Agreement, will be validly issued, fully paid and non-assessable; the holders of the Shares will not be subject to personal liability by reason of being such holders; there are no holders of Shares of the Company having rights, contractual or otherwise, to registration thereof or preemptive rights to purchase Common Stock; except as disclosed in the Registration Statement and Prospectus, all corporate actions required to be taken for the authorization, issue and sale of the Shares have been validly and sufficiently taken; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid and marketable title thereto, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                        (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (B) any material transaction entered into, or any material liability or obligation incurred, by the Company or its Subsidiaries other than in the ordinary course of business, (C) any change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or its Subsidiaries, or (D) any dividend or distribution of any kind declared, paid or made by the Company or its Subsidiaries on its capital stock other than dividends by MICOA to the Company.

                        (xiii) The Company and each of its Subsidiaries have good and marketable title to all properties and assets reflected as owned in the financial statements hereinabove described or described in the Prospectus as owned by it or them, free and clear of all liens, charges, encumbrances or restrictions of any kind, except such as are referred to in such financial statements or the Prospectus or which are not material to the business of the Company and its Subsidiaries, taken as a whole; all of the leases and subleases material to the business of the Company and its Subsidiaries, taken as a whole, or under which the Company or its Subsidiaries holds properties are in full force and effect; and neither the Company nor any of its Subsidiaries has received any notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company or any Subsidiary as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                        (xiv) Neither the Company nor any of its Subsidiaries is in default in the observance of any provision of its Articles of Incorporation or by-laws, or in the



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         performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, the effect of which could be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its Subsidiaries, taken as a whole.

                        (xv) The execution and delivery of this Agreement and the Pricing Agreement, the issuance and delivery of the Shares, the consummation of the transactions contemplated herein and in the Registration Statement and compliance with the terms of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not result in any violation of the Articles of Incorporation or by-laws of the Company or any of its Subsidiaries, and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, encumbrance or restriction of any kind upon any property or assets of the Company or any of its Subsidiaries under any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any of their respective properties, is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties which breach or default would have a material adverse effect upon the business of the Company and its Subsidiaries, taken as a whole. Except for approval of an exemption application filed with the Illinois Department of Insurance, no approval, authorization or consent of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries is required in connection with the sale of the Shares to the Underwriters, except such as may be required under the Act, state Blue Sky laws or from the clearance of the offering with the National Association of Securities Dealers, Inc. (the "NASD").

                        (xvi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, or any arbitrator or arbitration panel, now pending or, to the knowledge of the Company or MICOA, threatened against or affecting the Company or any of its Subsidiaries which could result in any material adverse change to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its Subsidiaries, taken as whole; and there is no decree, judgment or order of any kind in existence against or restraining the Company or any of its Subsidiaries, or any of its or their respective officers, employees or directors, from taking any actions of any kind in connection with the business of the Company or any such Subsidiary.

                        (xvii) The Company and each of its Subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their properties and to carry on their businesses as presently conducted, except in any such case in which the failure to have or obtain such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a material adverse effect upon



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         the business of the Company and its Subsidiaries, taken as a whole, and neither the Company nor any such Subsidiary has received any notice of proceedings related to revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations which singly or in the aggregate, if the subject of an unfavorable ruling or finding, would be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, each of MICOA and the other Subsidiaries that are insurance companies (the "Insurance Company Subsidiaries") has all requisite power and authority to carry on an insurance business pursuant to and to the extent of the certificates of authority issued them under the laws of the jurisdictions in which they conduct their insurance business and each has all requisite power, authority and licenses to carry on their respective businesses. Except as disclosed in the Prospectus, the authority of each of the Insurance Company Subsidiaries to write the classes and lines of insurance authorized by such licenses, certificates, permits and other authorizations and described in the Prospectus is unrestricted and none of the Insurance Company Subsidiaries is a party to any agreement, formal or informal, with any regulatory official or other person limiting the ability of any of them from making full use of the licenses, certificates, permits and other authorizations issued to them or requiring them to comply with regulatory standards or procedures or requirements different from those applicable to companies with comparable or similar licenses, certificates, permits and other authorizations, except when such restriction, limitation or requirement would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and its Subsidiaries, taken as a whole.

                        (xviii) Except with respect to matters described in
         (xx), (xxvi) and (xxviii) of this Section 1 (which matters shall be governed by such provisions), the conduct of the business of the Company and each of its Subsidiaries is in compliance with all applicable federal, state and local laws and regulations that regulate the business of the Company or such Subsidiaries, where the effect of the failure to comply would be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its Subsidiaries, taken as a whole.

                        (xix) The Company together with its Subsidiaries, owns or possesses, or can acquire on reasonable terms, all right, title and interest in or to, or has duly licensed from third parties, all patents, trademarks, service marks, copyrights, trade names, trade secrets and other proprietary rights ("Trade Rights") necessary to conduct the business now or proposed to be conducted by it, and neither the Company nor any of its Subsidiaries has received any notice of, and has no knowledge of, infringement of or conflict with asserted rights of others with respect to any such Trade Rights which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its Subsidiaries, taken as a whole.

                        (xx) The Company and its Subsidiaries have filed all tax returns required to be filed and have paid all taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any tax returns which the Company or any such Subsidiary is contesting in good faith or which are not material to the Company and



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         its Subsidiaries, taken as a whole, and there is no tax deficiency that has been, or to the knowledge of the Company or MICOA might be, asserted against the Company or any of its properties or assets that would or could be expected to have a material adverse affect upon the condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

                        (xxi) This Agreement has been duly executed and delivered by each of the Company and MICOA.

                        (xxii) The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act to register the Common Stock thereunder, has filed an application to list the Shares on the Nasdaq National Market System and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

                        (xxiii) None of the Company nor any of the Subsidiaries is, and none intends to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                        (xxiv) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act and were duly registered with, or the subject of an available exemption from, the registration requirements of the applicable state securities or Blue Sky laws.

                        (xxv) Except as disclosed in the Registration Statement and the Prospectus, no transaction has occurred between or among the Company or any of its Subsidiaries, on the one hand, and any of their officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be so disclosed, including, but not limited to, any outstanding loans, advances or guaranties of indebtedness by the Company or any such Subsidiary to or for the benefit of any of their affiliates, or any of the officers or directors of the Company or any such Subsidiary, or any family member of any of them.

                        (xxvi) Neither the Company nor any Subsidiary has, directly or indirectly, at any time (A) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, or (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                        (xxvii) RP Financial, LC, who is referred to and whose Valuation Analysis Letter appears in the Prospectus, was, as of the date of such Letter, and is, as of the date hereof, an independent appraiser with respect to the Company and MICOA.



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                        (xxviii) The Company and each of its Subsidiaries (A)
         are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                        (xxix) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                        (xxx) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
         (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                        (xxxi) In connection with the Conversion, the Company and MICOA have made all required filings under applicable insurance holding company statutes required to have been made at or prior to the Effective Date, and have received approvals of, or are exempt in respect of, acquisition of control and/or affiliate transactions in each jurisdiction in which such filings, approvals or exemptions are required to have been received at or prior to the Effective Date, except where the failure to have made such filings or receive such approvals or exemptions in any such jurisdiction would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; the Insurance Company Subsidiaries are each in compliance with, and each conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                        (xxxii) The Plan of Conversion has been duly adopted by the required vote of the Board of Directors of MICOA in compliance with the applicable requirements of Chapter 59 of the Michigan Insurance Code (the "Conversion Statute") and was submitted to the Commissioner of the Office of Financial and Insurance Services of the State of Michigan (the "Commissioner") in the manner, and accompanied by all information, required by the Conversion Statute and conforms in all material respects to the requirements of the laws of the State of Michigan applicable to the reorganization of a mutual insurance company into a stock insurance company and any applicable published rules, regulations or guidelines of the Commissioner in respect thereof; on September 8, 2000 the Commissioner issued an order approving the Plan of Conversion and on ___________, 2000 the Commissioner issued an order approving an amendment thereto; MICOA will hold a special meeting of policyholders on _______________, 2000 in order to seek approval of the Plan of Conversion from Eligible Policyholders (as defined in the Plan of Conversion) in accordance with applicable provisions of the Michigan Insurance Code and the Articles of Incorporation and Bylaws of MICOA; the approval of the Commissioner has not been rescinded or otherwise withdrawn; no other approvals are required to be obtained under applicable law for the effectiveness of the Plan of Conversion (the date of such effectiveness, the "Effective Date"); on the Effective Date, the Plan of Conversion will become effective in accordance with its terms and all aspects of the Conversion to have been completed on or prior to the Effective Date will be completed in accordance with the Plan of Conversion and Michigan law; and prior to or contemporaneously with the Closing Date each of the actions required to occur and conditions required to be satisfied on or prior to the Effective Date pursuant to the Commissioner's order or the Plan of Conversion will have occurred or have been satisfied.

                        (xxxiii) The proxy statement mailed to policyholders (the "Proxy Statement"), as of its date and as of the date of the vote of the Eligible Policyholders, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Any certificate signed by any officer of the Company or MICOA and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or MICOA, as applicable, to the Underwriters as to the matters covered thereby.

SECTION 2. AGREEMENT TO SELL AND PURCHASE.

                  (a) Subject to such adjustments to eliminate any fractional share sales or purchases as the Representatives in their discretion may make,
(i) the Company hereby agrees to issue and sell to the Underwriters an aggregate of ___________ Firm Shares, and (ii) on the basis of the representations, warranties and agreements of the Company herein contained and subject to the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in the Pricing Agreement (the "Purchase Price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as such Underwriter shall be obligated to purchase pursuant to the provisions of Section 9 hereof).

                  (b) The Company agrees to sell to the Underwriters and, on the basis of the representations, warranties and agreements of the Company set forth herein and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Company up to _________ Additional Shares, at the Purchase Price per Share upon delivery to the Company of the notice hereinafter referred to. Such Additional

Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional Shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite such Underwriter's name in Schedule I (or such number of Firm Shares increased pursuant to the terms set forth in Section 9 hereof) bears to the total number of Firm Shares.

SECTION 3. DELIVERY OF THE SHARES AND PAYMENT THEREFOR.

                  (a) Delivery to the Underwriters of the Firm Shares shall be made against payment therefor at 9:00 a.m., New York, New York time, on the third full business day following the date of the Pricing Agreement (the "Closing Date") at the offices of ____________________________. The place of the closing and the Closing Date may be varied by agreement among the Representatives and the Company.

                  (b) Delivery to the Underwriters of any Additional Shares to be purchased by the several Underwriters shall be made in New York, New York against payment therefor at the offices of _________________________ at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date, nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in written notice from the Representatives to the Company of the determination to purchase a number, specified in said notice, of Additional Shares. Said notice may be given at any time within 30 days after the date of the execution of the Pricing Agreement. The place of the closing and the Option Closing Date may be varied by agreement among the Representatives and the Company.

                  (c) The Purchase Price per Share to be paid by the several Underwriters for the Shares shall be an amount equal to the initial public offering price, less an amount to be determined by agreement between the Representatives and the Company. The initial public offering price per Share of the Shares shall be a fixed price to be determined by agreement between the Representatives and the Company. The initial public offering price and the Purchase Price per Share, when so determined, shall be set forth in the Pricing Agreement. If such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives and except as otherwise provided in Section 5 hereof.

                  (d) Certificates for the Firm Shares and for the Additional Shares shall be registered in such names and in such denominations as the Representatives shall request upon at least 48 hours prior notice to the Company preceding the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to the Representatives at the office of The Depository Trust Company, New York, New York, for inspection and packaging not later than the first business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and the Additional Shares shall be delivered to the Representatives on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire or other immediately available funds. It is understood by the Company that each of the Underwriters has authorized the Representatives, for its account, to accept delivery of, receipt for and make payment of the purchase price for, the Shares it has agreed to purchase.

SECTION 4. AGREEMENTS OF THE COMPANY AND MICOA. The Company and MICOA each covenants and agrees with the several Underwriters that:

                  (a) The Company will endeavor to advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to the Registration Statement becomes effective, and of the filing of any final prospectus or supplement or amendment to the Prospectus,
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or any Preliminary Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes, (iv) within the period of time referred to in paragraph (f) below, of the happening of any event which makes any statement made in the Registration Statement or Prospectus (as then amended or supplemented) untrue in any material respect or which requires the making of any additions to or changes in the Registration Statement or Prospectus (as then amended or supplemented) in order to make the statements therein not misleading or the necessity to amend or supplement the Prospectus to comply with the Act or any other law, and (v) of the receipt of any communication (whether written or oral) from the Commissioner that affects the validity of the order approving the Plan of Conversion or that is otherwise reasonably likely to affect the offer or sale of the Shares in any manner (including any of the disclosures made in any Prospectus). If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or the Commissioner shall issue any order affecting the validity of the order approving the Plan of Conversion, the Company and MICOA will notify the Representatives and make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company elects to rely on Rule 434 of the Act, the Company will prepare a Term Sheet that complies with the requirements of Rule 434 of the Act and will provide the Representatives with copies of the form of Rule 434 Prospectus in such numbers as you may reasonably request and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the Act in accordance with Rule 424(b) of the Act by the close of business in New York on the business day immediately succeeding the date hereof. If the Company elects not to rely on Rule 434, the Company will provide you with copies of the form of Prospectus in such numbers as you may reasonably request and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the Act, by the close of business in New York on the business day immediately succeeding the date hereof.

                  (b) If at any time any information shall have been omitted therefrom in reliance upon Rule 430A under the Act, then promptly following the execution of the Pricing Agreement, the Company will prepare and file with the Commission, in accordance with Rule 430A and Rule

424(b) under the Act, copies of an amended Prospectus, or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

                  (c) Neither the Company nor any of its Subsidiaries will, prior to the earlier of the Closing Date or termination or expiration of this Agreement, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated in the Prospectus, it being understood that changes in the investment portfolio of MICOA or the Insurance Subsidiaries shall not be prohibited hereby.

                  (d) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or Plan of Conversion or any amendment or supplement to the Prospectus, will furnish the Representatives with copies of any such amendment or supplement a reasonable time prior to such proposed filing or use, and will not file or use any such amendment or supplement to the Prospectus of which the Representatives shall promptly after being so advised reasonably object in writing.

                  (e) The Company has delivered or will deliver to each of the Underwriters, without charge, copies of each form of Preliminary Prospectus in such quantities as they have reasonably requested or may hereafter reasonably request. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the effective date of the Registration Statement, of each Preliminary Prospectus so furnished by the Company.

                  (f) From time to time after the date hereof and during such period as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with offers or sales of the Shares by an Underwriter or a dealer, the Company will deliver to each Underwriter and dealer, without charge, as many copies of the Registration Statement, the Prospectus and each Preliminary Prospectus (and of any amendment or supplement to such documents) as they may reasonably request. During such period, if any event occurs which in the judgment of the Company, or in the written opinion of counsel for the Underwriters, should be set forth in the Prospectus in order to ensure that no part of the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, the Company will forthwith prepare, submit to the Representatives, file with the Commission and deliver, without charge to the several Underwriters and dealers (whose names and addresses will be furnished by the Representatives of the Company) to whom shares have been sold by the Underwriters or to other dealers any amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will comply with the standards set forth in this sentence. The Company consents to the use of such Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions described in the preliminary Blue Sky memorandum in which the Shares are lawfully offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. In case any Underwriter is required to deliver a Prospectus (and any amendment or supplement thereto) more than nine months after the first date upon which the Shares are offered to the public, the Company will, upon request, but at the expense of such Underwriter, promptly prepare and furnish such Underwriter with reasonable quantities of a Prospectus complying with Section 10(a)(3) of the Act.

                  (g) The Company will cooperate with the Representatives and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate, will continue such registrations or qualifications in effect so long as reasonably required for the distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified, (ii) to file any general consent to service of process, or (iii) take any action that would subject it to income taxation in any jurisdiction where it is not so qualified.

                  (h) For a period of two years after the date hereof, the Company will furnish to the Representatives (A) as soon as available, a copy of each report of the Company of general interest mailed to any class of its security holders (B) copies of all reports filed with the Commission on Forms 10-K, 10-Q and 8-K and any amendment thereto or such other similar forms as may be designated by the Commission and (C) as soon as practicable following the release thereof, a copy of each press release in respect of the Company.

                  (i) The Company will make generally available to its security holders an earning statement of the Company, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement as soon as practicable after the end of such period, which earning statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158).

                  (j) For a period of 180 days after the date of the final Prospectus, the Company will not offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares, including but not limited to any securities which are convertible into or exchangeable for, or that represent the right to receive such securities, in each case without the prior written consent of the Representatives; provided, however, that the Company may, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of securities of the Company (i) pursuant to the Stock Compensation Plan, or (ii) to its 401(k) plan for the accounts of its employees as contemplated in the Prospectus. The Company will also obtain similar agreements from each of its officers and directors named in the Prospectus; provided, however, that such persons shall be permitted to make gifts of shares of Common Stock to a donee that agrees to be bound by such agreement.

                  (k) The Company will apply the net proceeds from the sale of the shares to be sold by it under this Agreement and the Pricing Agreement for the purposes set forth in the Prospectus under the caption "Use of Proceeds."

                  (l) The Company will use its best efforts, subject to notice of issuance, to cause the Shares to be approved for quotation on the NASDAQ Stock Market.

                  (m) The Company and MICOA will conduct the Subscription and Best Efforts Offerings in all material respects in accordance with the Plan of Conversion, the Conversion Statute and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the offerings imposed upon the Company or MICOA by the Commissioner.

                  (n) The Company and MICOA will take such actions and furnish such information as are reasonably requested by the Underwriters in order for the Underwriters to ensure compliance with the "Interpretation Relating to Free-Riding and Withholding" of the National Association of Securities Dealers, Inc. ("NASD")

SECTION 5. PAYMENT OF EXPENSES.

         The Company and MICOA jointly and severally agree to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance by it of its obligations under this Agreement and the Pricing Agreement, including, without limiting the generality of the foregoing, (a) preparation, printing, filing and distribution (including postage, air freight charges and charges for counting and packaging) of the original registration statement, the Registration Statement, each Preliminary Prospectus, the Prospectus (including any exhibits and financial statements and any Term Sheet delivered by the Company pursuant to Rule 434 of the Act) each amendment and/or supplement to any of the foregoing, and this Agreement, the Pricing Agreement, the Agreement among Underwriters, Selected Dealers Agreement, Powers of Attorney and Underwriter's Powers of Attorney and Questionnaires, (b) furnishing to the several Underwriters and dealers copies of the foregoing materials (provided, however, that any such copies furnished by the Company more than nine months after the first date upon which the Shares are offered to the public shall be at the expense of the several Underwriters or dealers so requesting as provided in Section 4(f) above), (c) the registrations or qualifications referred to in Section 4(g) above (including filing fees and fees and disbursements of counsel in connection therewith) and expenses of printing and delivering to the several Underwriters copies of the preliminary and final Blue Sky memoranda, (d) the review of the terms of the public offering of the Shares by the NASD (including the filing fees paid to the NASD in connection therewith) and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (e) the performance by the Company of its other obligations under this Agreement, including the fees of the Company's counsel and accountants, (f) the issuance of the Shares and the preparation and printing of the stock certificates representing the Shares, including any stock issue, stamp or transfer taxes payable in connection with the original issuance of the Shares, (g) furnishing to the several Underwriters copies of all reports and information required by Section 4(h) above, including reasonable costs of shipping and mailing, and (h) the designation of the Common Stock as a Nasdaq National Market security.

SECTION 6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

         The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) That the Registration Statement shall have be effective as of 1:00 p.m., New York time, on the first full business day after the date of this Agreement and, if the Representatives and the Company have elected to rely upon Rule 430A, the price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and, if the Representatives and the Company have elected to rely upon a Term Sheet, such Term Sheet shall have been transmitted to the Commission for filing pursuant to Rule 434 and Rule 424(b) within the prescribed time period, and on or prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or, to the knowledge of the Company or MICOA, shall be contemplated by the Commission and there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to purchasers of the Shares, contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which there were made, not misleading.

                  (b) That subsequent to the effective date of the Registration Statement, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or any of its Subsidiaries not contemplated by the Prospectus, which, in the Representatives' opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares or make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares, as contemplated herein and in the Prospectus, or to attempt to enforce contracts for the purchase of Shares, and (ii) the business and operations of the Company and its Subsidiaries and shall not have been adversely affected by strike, fire, flood, accident or other calamity (whether or not insured).

                  (c) The representatives shall have received from Dykema Gossett PLLC, counsel for the Company and MICOA, a favorable opinion as to the law of Michigan and the federal law of the United States, dated the Closing Date, governed by and interpreted in accordance with the Legal Opinion Accord of the American Bar Association Section of Business Law (1991) and reasonably satisfactory to the Representatives and the Underwriters' counsel to the effect that:

                        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. Based solely upon certificates of governmental authorities, the Company is duly qualified to do business as a foreign corporation in the following states: __________, ___________ and ____________.

                        (ii) An opinion to the same general effect as clause (i) of this subparagraph (c) in respect of each of MICOA and each of the other Subsidiaries (except with respect to jurisdictions outside the United States).

                        (iii) All of the issued and outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and, to counsel's knowledge, is fully paid and non-assessable, and except as disclosed in the Registration Statement or in the representations and warranties in Section 1 hereof, MICOA owns directly or indirectly 100 percent of the outstanding capital stock of each Subsidiary and, to the best knowledge of such counsel, such stock is owned free and clear of any security interests, claims, liens, encumbrances or adverse interests of any nature.

                        (iv) The issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and free of preemptive rights.

                        (v) The authorized capitalization of the Company consists entirely of ________ shares of Common Stock, of which, to such counsel's knowledge, __________were issued and outstanding on the date of the Prospectus and ________ shares of Preferred Stock, of which none were issued and outstanding on the date of the Prospectus and all of which conforms to the description thereof in the Registration Statement and the Prospectus.

                        (vi) The certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights and to the knowledge of such counsel, will be free of any security interest, claim, lien, encumbrance or adverse interest of any nature, or rights of first refusal in favor of, stockholders with respect to any of the Shares or the issuance or sale thereof, pursuant to the Articles of Incorporation or by laws of the Company and, to such counsel's knowledge, there are no contractual preemptive rights, rights of first refusal, rights of co-sale or other similar rights which exist with respect to any of the Shares or the issuance and sale thereof; and the Shares to be sold hereunder have been duly and validly authorized and, to such counsel's knowledge, qualified for inclusion on The Nasdaq National Market, subject to notice of issuance.

                        (vii) This Agreement and the Pricing Agreement have been duly and validly authorized, executed and delivered by the Company and MICOA and are legal, valid and binding obligations of each of the Company and MICOA, enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, and except as rights to indemnity and contribution hereunder may be limited under applicable law.

                        (viii) No further authorization, approval, order or consent of any governmental authority or agency is required for the valid issuance and sale of the Shares, except such as may be otherwise stated in this Agreement or as required under the Act or state securities laws as to which such counsel need express no opinion.

                        (ix) The execution, delivery and performance of this Agreement and the Pricing Agreement by the Company and MICOA, the issue and sale of the Shares, and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any of the provisions of, or constitute a default under (A) their respective Articles of Incorporation or by-laws or any material agreement, franchise, license, indenture, mortgage, deed of trust or other instrument or agreement known to such counsel and required to be filed as an exhibit to the Registration Statement to which the Company, MICOA or any of the Subsidiaries is a party or by which any of them is bound or to which any of their respective properties is subject and which breach or default would be material to the Company and the Subsidiaries taken as a whole or (B) so far as known to such counsel, any statute, order, rule or regulation applicable to the Company, MICOA or any of the Subsidiaries of any court or other governmental authority or body having jurisdiction over the Company, MICOA or any of the Subsidiaries or any of their properties.

                        (x) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                        (xi) The Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) as amended or supplemented (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) and the Prospectus and any supplements or amendments thereto (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the rules of the Commission thereunder at the time it became effective, at the time the Pricing Agreement was executed and at the Closing Date. Counsel shall also make a statement to the following effect: (a) in passing on the form of the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) and the Prospectus, it has assumed the correctness and completeness of the statements made or included therein by the Company since it did not verify independently the accuracy or completeness of such statements,
         (b) however, in the course of preparation of the Registration Statement and the Prospectus, counsel had conferences with officials of the Company and its independent auditors, and with representatives of the Agent and its counsel, and also had discussions with such officials of the Company with a view toward a clear understanding on their part of the requirements of the Act and the rules and regulations with reference to the preparation of registration statements and prospectuses, (c) counsel's examination of the Registration Statement and the Prospectus and its discussions in the above-mentioned conferences did not disclose to counsel any information which gives counsel reason to believe that the Registration Statement as amended or supplemented (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) at the time it became effective, at the time the Pricing Agreement was executed and at the Closing Date, contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the Prospectus or any amendment or supplement thereto (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                        (xii) The statements in the Prospectus in the sections captioned "The Conversion," "Description of Capital Stock," "Business--Insurance Regulatory Matters," and "Shares Eligible for Future Sale," in each case to the extent that they constitute matters of law or summaries of legal matters, documents or proceedings and reflect a summary of the material legal matters referred to therein, fairly and accurately present the information called for by the Act and the applicable rules and regulations promulgated thereunder in all material respects.

                        (xiii) To the knowledge of such counsel, there are no statutes or regulations, provisions of the Michigan Business Corporation Act or Michigan Insurance Code or any pending or threatened litigation or governmental proceedings against the Company or its Subsidiaries required to be described in the Prospectus which are not so described, nor of any contracts or documents of a character required to be described in or filed as a part of the Registration Statement which are not described or filed as required.

                        (xiv) To such counsel's knowledge, except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register pursuant to the Act any shares of capital stock of the Company, upon the issuance and sale of the Shares to be sold by the Company to the Underwriters pursuant to this Agreement.

                        (xv) Neither the Company nor any of the Subsidiaries is an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

                        (xvi) To such counsel's knowledge, all offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

                        (xvii) Each Insurance Company Subsidiary has all requisite power and authority to carry on an insurance business pursuant to and to the extent of its certificates of authority in the manner contemplated by the Prospectus.

                        (xviii) The Plan of Conversion has been approved by MICOA's Board of Directors and by the Commissioner, and no order suspending the effectiveness of the Plan of Conversion has been issued by the Commissioner nor, to the best of such counsel's knowledge, has any proceeding therefor been initiated or threatened by the Commissioner.

                        (xix) The Plan of Conversion complies with the applicable requirements of the Conversion Statute, including all documents required to be filed as exhibits thereto. The Plan of Conversion and the Proxy Statement is, to the best of such counsel's knowledge, truthful, accurate and complete. To the best of such counsel's knowledge, the Company and MICOA have complied in all material respects with the Conversion Statute and all regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offerings imposed by the Commissioner or any other regulatory authority upon the Company or MICOA, other than those which the Commissioner or any such regulatory authority permits to be completed after the Closing Time.

         In rendering such opinion, such counsel may state that they are relying upon the certificate of the officers of the Company and MICOA and the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (xi) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on the representations in this Agreement and certificates of officers of the Company and MICOA and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have otherwise been furnished to the Representatives.

                  (d) That the Representatives shall have received on the Closing Date a favorable opinion dated the Closing Date from Sidley & Austin, counsel for the Underwriters, as to such matters as the Representatives may reasonably require.

                  (e) That the Representatives shall have received letters addressed to the Representatives and dated the date hereof and the Closing Date from PricewaterhouseCoopers LLP, independent public accountants for the Company, to the effect set forth in Schedule II. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

                  (f) That (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or MICOA, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short or long-term debt of the Company or MICOA from that set forth or contemplated in the Registration Statement; (iii) there shall not have been, since the respective dates as to which information is given in the Registration Statement and the Prospectus, except as may otherwise be set forth or contemplated in the Registration Statement and the Prospectus, any material adverse change in the financial condition or results of operations of the Company or MICOA; (iv) the Company and MICOA shall not have incurred any material liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), other than those reflected in the Registration Statement, (v) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Insurance Company Subsidiaries' financial strength or claims paying ability by A.M. Best Company, Inc., and (vi) all of the representations and warranties of the Company and MICOA contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and the Closing Date as if made on and as of each such date, and the Representatives shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the principal financial officer (or such other officers as are acceptable to the Representatives) to the effect set forth in this Section 6(f) and in Section 6(g) hereof.

                  (g) That the Company and MICOA shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of their respective agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

                  (h) The Shares shall have been qualified for sale or exempted from such qualification under the securities laws of such jurisdictions as the Representatives shall have designated prior to the time of execution of the Pricing Agreement and such qualification or exemption shall continue in effect to and including the Closing Date.

                  (i) In accordance with Michigan law, the Plan of Conversion shall have been duly adopted by the required vote of the Board of Directors and Eligible Policyholders of MICOA and all necessary approvals for the Plan of Conversion to become effective will have been duly obtained from the Commissioner and any other regulatory body, all such approvals shall be in full force and effect and no other approvals shall be required to be obtained under any applicable law for the effectiveness of the Plan of Conversion that are required to be completed on or prior to the Effective Date.

                  (j) The Company and MICOA shall have completed in all material respects the conditions precedent to the effectiveness of the Plan of Conversion and the Offerings in accordance with the Plan of Conversion, the Conversion Statute and any other applicable law.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Option Closing Date of the conditions set forth in paragraphs (a) through (j); except that the opinions called for in paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares and shall be dated the Option Closing Date, if different from the Closing Date.

SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company and MICOA, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such Underwriter, or such controlling person may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Registration Statement or the Prospectus or in any amendment or supplement thereto or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof which has been made therein or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives or their counsel expressly for use therein.

                  (b) If any action or claim shall be brought against any Underwriter or any person controlling such Underwriter, in respect of which indemnity may be sought against the Company or MICOA, such Underwriter shall promptly notify the Company and MICOA in writing, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Any Underwriter or any such person controlling such Underwriter shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person and shall be reimbursed as they are incurred unless (i) the Company or MICOA has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded party) included such Underwriter or controlling person and the Company or MICOA and such Underwriter or controlling person shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or MICOA and which may also result in a conflict of interest (in which case if such Underwriter or controlling person notifies the Company, the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or controlling person, it being understood, however, that the Company and MICOA shall be permitted to participate in such defense and shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representatives). The Company and MICOA shall not be liable for any settlement or any such action effected without the written consent of the Company and MICOA, but if settled with the written consent of the Company and MICOA, or if there shall be a final judgment for the plaintiff in any such action and the time for filing all appeals has expired, each of the Company and MICOA agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

                  (c) Each Underwriter will severally indemnify and hold harmless the Company and MICOA, and each of their respective directors, officers who sign the Registration Statement and any person controlling the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and MICOA to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing to the Company or MICOA by or on behalf of such Underwriter through the Representatives or their counsel expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus. If any action or claim shall be brought or asserted against the Company or MICOA, or any of their respective directors, such officers or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company pursuant to
Section 7(b) hereof (except that if the Company or MICOA shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company and MICOA, and their respective directors, such officers, and any such controlling person shall have the rights and duties given to the Underwriters by
Section 7(b) hereof.

                  (d) If the indemnification provided for in this Section 7 is unavailable as a matter of law to any indemnified party under this Section 7 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, MICOA and the Underwriters from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, MICOA and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, MICOA and the Underwriters shall be deemed to be in the same proportion in the case of the Company and MICOA, as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and MICOA and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company, MICOA and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, MICOA or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in this Section shall be deemed to include, subject to the limitations set forth in this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  (e) The Company, MICOA and the Underwriters agree that the determination of contribution pursuant to this Section based on pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph would not be just and equitable (even if the several Underwriters were treated as one entity for such purpose). Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

                  (f) The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company and MICOA set forth in this Agreement shall survive and shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, MICOA or any of their respective directors or officers, (or any person controlling the Company), (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor or assign of an Underwriter, the Company, MICOA or any of their respective directors or officers, and their legal and personal representatives (or of any person controlling an Underwriter, the Company or MICOA) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

SECTION 8. EFFECTIVE DATE OF AGREEMENT.

         This Agreement shall become effective immediately as to Sections 5, 7, 10 and 11 and as to all other provisions at 10:00 A.M., New York Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

SECTION 9. DEFAULT OF UNDERWRITERS.

         If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase under this Agreement and the Pricing Agreement and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify in accordance with the Agreement Among Underwriters to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

SECTION 10. TERMINATION OF AGREEMENT.

         This Agreement and the Pricing Agreement shall be subject to termination by notice given by you to the Company and MICOA, if (a) after the execution and delivery of this Agreement and the Pricing Agreement and prior to the Closing Date (and with respect to the Additional Shares, the Option Closing
Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or in Chicago shall have been declared by either Federal, New York or Illinois State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. Notice of such cancellation shall be given to the Company by telecopy or telephone but shall be subsequently confirmed by letter.

SECTION 11. REIMBURSEMENT OF UNDERWRITER'S EXPENSES.

         If the sale to the Underwriters of the Shares on the Closing Date is not consummated (unless the sale of Shares is not consummated as a result of any Underwriter's termination of this Agreement pursuant to Section 10 or as a result of failure by any Underwriter to satisfy the conditions or to comply with any provision hereof), the Company and MICOA jointly and severally agree to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this
Section 11, Section 5 and Section 7 shall at all times be effective and shall apply.

SECTION 12. NOTICES.

         Except as otherwise provided in Section 7 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) if to the Company or MICOA, at the office of MICOA at 1301 North Hagadorn Road, East Lansing, Michigan 48823, Attention: President with a copy to Dykema Gossett PLLC, Attention: Mark Metz or (b) if to the Representatives, at the offices of ABN AMRO Incorporated, 1290 Avenue of the Americas, New York, New York 10104-0101, Attention: Corporate Finance Department, with a copy to Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603,
Attention: Richard Clemens, or in any case to such other address as the person to be notified may have requested in writing.

SECTION 13. SUCCESSORS.

         The Agreement and the Pricing Agreement are made solely for the benefit of the several Underwriters, the Company, MICOA, their respective directors and officers and other controlling persons referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser from any of the several Underwriters of any of the Shares in his status as such purchaser.

SECTION 14. REPRESENTATION OF UNDERWRITERS.

         The Representatives will act for the several Underwriters in connection with the purchase, offering and sale of the Shares, and any action taken by the Representatives will be binding upon all the Underwriters.

SECTION 15. PARTIAL UNENFORCEABILITY.

         If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

SECTION 16. APPLICABLE LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 17. COUNTERPARTS.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

SECTION 18. ENTIRE AGREEMENT.

         This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made with respect to the subject matter hereof, except for that certain letter agreement between ABN AMRO Incorporated and the Company dated ___________, 2000 (the "Letter Agreement") which shall not be superseded by this Agreement; provided, however, that the indemnification provisions of this Agreement shall control as to any matter resulting in a claim for which indemnification may be sought under both this Agreement and the Letter Agreement. No waiver, amendment, modification or assignment of this Agreement shall be effective unless in writing and signed by the parties hereto.

                                    * * * * *

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

                                            Very truly yours,

                                            AMERICAN PHYSICIANS CAPITAL, INC.

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            MUTUAL INSURANCE CORPORATION OF
                                              AMERICA

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:




ACCEPTED AND DELIVERED AS OF
THE DATE FIRST WRITTEN ABOVE.

ABN AMRO INCORPORATED
[Name(s) of Co-Manager(s)]

Acting as Representatives of the Several
  Underwriters named in Schedule I to
  the Underwriting Agreement


By:
   --------------------------------------
   Name:
   Title:

                                   SCHEDULE I

                                  UNDERWRITERS



                                                                NUMBER OF
NAME                                                           FIRM SHARES


ABN AMRO Incorporated........................................

[Name(s) of Other Underwriter(s)]............................   ___________

               TOTAL.........................................

                                   SCHEDULE II



                  Comfort Letter of PricewaterhouseCoopers LLP

         (1) They are independent public accountants with respect to the Company and its Subsidiaries within the meaning of the Act.

         (2) In their opinion the consolidated financial statements and schedules of the Company and its Subsidiaries included in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the caption "Selected Historical Financial and Operating Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the Act.

         (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company, MICOA and each of the other Subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to [December 31, 1999], a reading of minutes of meetings of the stockholders and directors of the Company, the policyholders and directors of MICOA, and the stockholders and directors of the Subsidiaries since [December 31, 1999], a reading of the latest available interim unaudited consolidated financial statements of the Company and its Subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (I) the unaudited consolidated financial statements and the pro forma information included under the caption "Pro Forma Data" of the Company and its Subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act or that such unaudited financial statements and pro forma information are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, and (ii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second letter, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its Subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the day thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second letter, there were any decreases, as compared with the corresponding period of the prior year, in consolidated total revenues, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

          (4) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and each of its Subsidiaries.

                                    Exhibit A



                                _________ SHARES

                        AMERICAN PHYSICIANS CAPITAL, INC.
                            (a Michigan corporation)

                                  Common Stock
                                 (no par value)

                                PRICING AGREEMENT

                                                                __________, 2000


ABN AMRO Incorporated
[Name(s) of Co-Manager(s)]
Individually and as Representatives of the Several Underwriters Named in Schedule I to the Underwriting Agreement
c/o ABN AMRO Incorporated
1290 Avenue of the Americas
New York, New York 10104-0101

Ladies and Gentlemen:

              Reference is made to the Underwriting Agreement, dated _______ __, 2000 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule I thereto (collectively, the "Underwriters"), for whom you are acting individually and as representatives (the "Representatives"), of the above referenced Common Stock (the "Shares") of American Physicians Capital, Inc. (the "Company").

              Pursuant to Section 3 of the Underwriting Agreement, the Company agrees with each of the Underwriters as follows:

              1. The initial public offering price per share of the Shares determined as provided in said Section 3 shall be $_______.

              2. The purchase price per share of the Shares to be paid by the several Underwriters shall be $________, being an amount equal to the initial public offering price set forth above, less $_______ per Share.

              If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                              Very truly yours,

                                       AMERICAN PHYSICIANS CAPITAL, INC.


                                       By:
                                           -----------------------------
                                           Name:
                                           Title:


                                       MUTUAL INSURANCE CORPORATION OF AMERICA


                                       By:
                                           -----------------------------
                                           Name:
                                           Title:



Confirmed and Accepted, as of
the date first above written
for themselves and as
Representatives of the other
Underwriters named in the
Underwriting Agreement:



ABN AMRO INCORPORATED
[NAME(S) OF CO-MANAGER(S)]

Acting as Representatives of the
  Several Underwriters named in
  Schedule I to the Underwriting
  Agreement

BY:  ABN AMRO INCORPORATED


BY:
   -----------------------------------------




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